UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2015

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-32532	20-0865835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard P.O. Box 391 Covington, Kentucky (Address of principal executive office)	41012-0391 (Zip Code)

(859) 815-3333
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 23, 2015, Ashland Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, as Borrower, The Bank of Nova Scotia, as administrative agent, and each lender party thereto and the other agents party thereto.  The Credit Agreement provides for a five-year senior unsecured revolving credit facility in an aggregate amount of $1.2 billion (the “Revolving Credit Facility”), which includes a $250 million letter of credit sublimit and a $100 million swing line loan sublimit, and a five-year senior unsecured term loan facility in an aggregate principal amount of $1.1 billion (the “Term Loan Facility”, and together with the Revolving Credit Facility, the “Senior Credit Facilities”).  A portion of the proceeds of the Term Loan Facility were used to prepay all of the Company’s outstanding loans under the existing credit agreement dated as of March 14, 2013 (as amended, the “Existing Credit Agreement”), among the Company, The Bank of Nova Scotia, as administrative agent, each lender party thereto and the other agents party thereto.  Proceeds from the Term Loan Facility were also used to repurchase in the Tender Offer (as defined below) a portion of the Company’s 3.000% Senior Notes due 2016, and proceeds will be used to fund certain underfunded pension obligations of the Company and for other general corporate purposes.

The Senior Credit Facilities are not guaranteed and are unsecured.

On June 23, 2015, after giving effect to the rollover of letters of credit outstanding under the Existing Credit Agreement, the Company had approximately $1.128 billion of availability under the Revolving Credit Facility, which may be used to provide ongoing working capital and for other general corporate purposes.

At the Company’s option, loans issued under the Credit Agreement will bear interest at either LIBOR or an alternate base rate, in each case plus the applicable interest rate margin.  Loans will initially bear interest at LIBOR plus 1.75% per annum, in the case of LIBOR borrowings, or at the alternate base rate plus 0.75%, in the alternative, through and including the date of delivery of a Compliance Certificate (as defined in the Credit Agreement) for the fiscal quarter ending June 30, 2015, and thereafter the interest rate will fluctuate between LIBOR plus 1.375% per annum and LIBOR plus 2.50% per annum (or between the alternate base rate plus 0.375% per annum and the alternate base rate plus 1.50% per annum), based upon the Company’s corporate credit ratings or the Consolidated Gross Leverage Ratio (as defined in the Credit Agreement) (whichever yields a lower applicable interest rate margin) at such time.  In addition, the Company will initially be required to pay fees of 0.25% per annum on the daily unused amount of the Revolving Credit Facility through and including the date of delivery of a Compliance Certificate for the fiscal quarter ending June 30, 2015, and thereafter the fee rate will fluctuate between 0.175% per annum and 0.40% per annum, based upon the Company’s corporate credit ratings or the Consolidated Gross Leverage Ratio (whichever yields a lower fee rate).

The Senior Credit Facilities may be prepaid at any time without premium. The Term Loan Facility will amortize at a rate of 5% per annum in each of the first and second years after funding (payable in equal quarterly installments), 10% per annum in each of the third and fourth years after funding (payable in equal quarterly installments), and 5% per quarter for each of the first three calendar quarters during the fifth year after funding, with the outstanding balance of the Term Loan Facility to be paid on the fifth anniversary of funding.

The Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens of the Company, additional subsidiary indebtedness, restrictions on subsidiary distributions, investments, restricted payments, asset sales and mergers.  The financial covenants include maintenance of a maximum consolidated leverage ratio (with certain step-downs) and a minimum consolidated interest coverage ratio. The Senior Credit Facilities also contain usual and customary events of default, including non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain material ERISA liabilities, impairment of loan documentation, and change of control.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the news release announcing entry into the Credit Agreement is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 1.02.  Termination of a Material Definitive Agreement

On June 23, 2015, in connection with the closing of the Credit Agreement, the Company terminated all outstanding commitments under the Existing Credit Agreement and repaid all outstanding loans thereunder.  As of June 23, 2015, the aggregate principal amount of the loans outstanding under the Existing Credit Agreement was $40 million.  All outstanding letters of credit under the Existing Credit Agreement were rolled over as letters of credit outstanding under the Credit Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01.  Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01.  Other Events

Tender Offer

On June 23, 2015, the Company announced the expiration, as of 5:00 P.M., New York City time, on June 22, 2015, of its previously announced cash tender offer (the “Tender Offer”) for any and all of its 3.000% Senior Notes due 2016 (the “Notes”) (CUSIP No. 044209 AH7; ISIN No. US044209AH73).

A copy of the news release announcing the expiration of the Tender Offer is hereby incorporated by reference and attached hereto as Exhibit 99.2.

Redemption

On June 23, 2015, the Company also announced that it has delivered a notice to redeem all Notes that remain outstanding after consummation of the Tender Offer.  The redemption will be made in accordance with the terms of the indenture governing the Notes and the terms of the notice of redemption.

The remaining Notes will be redeemed on July 23, 2015 at a redemption price equal to (1) the greater of (x) 100% of the principal amount of the Notes and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the Notes, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, plus (2) accrued and unpaid interest to, but not including, the redemption date.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1
Credit Agreement dated as of June 23, 2015, among Ashland Inc., as Borrower, The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank, N.A., as Syndication Agent, Bank of America, N.A., Deutsche Bank Securities Inc. and PNC Bank, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., Mizuho Bank LTD., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Managing Agents, and the other Lenders party thereto.

99.1	News Release announcing Entry into the Credit Agreement, dated June 23, 2015.

99.2	News Release announcing Expiration of the Tender Offer and Redemption of all Remaining Notes, dated June 23, 2015.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions), the global restructuring program (including the possibility that Ashland may not achieve the anticipated revenue and earnings growth, cost reductions and other expected benefits from the program), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this Form 8-K whether as result of new information, future event or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

June 23, 2015	By:	/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Senior Vice President, General Counsel and Secretary of the Company

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement dated as of June 23, 2015, among Ashland Inc., as Borrower, The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank, N.A., as Syndication Agent, Bank of America, N.A., Deutsche Bank Securities Inc. and PNC Bank, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., Mizuho Bank LTD., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Managing Agents, and the other Lenders party thereto.

99.1	News Release announcing Entry into the Credit Agreement, dated June 23, 2015.

99.2	News Release announcing Expiration of the Tender Offer and Redemption of all Remaining Notes, dated June 23, 2015.